INTERNATIONAL EMPLOYEE – 5-Year Vesting

RESTRICTED STOCK UNIT AGREEMENT
AGREEMENT by and between KBR, Inc., a Delaware corporation (the “Company”) and ________________ (“Employee”) made effective as of ____________________ (the “Grant Date”).
1.    Grant of Restricted Stock Units.
(a)    Units. Pursuant to the KBR, Inc. 2006 Stock and Incentive Plan, as amended and restated (the “Plan”), units evidencing the right to receive __________ shares of the Company’s common stock (“Stock”), are awarded to Employee, subject to the conditions of the Plan and this Agreement (the “Restricted Stock Units”).
(b)    Plan Incorporated. Employee acknowledges receipt of a copy of the Plan, and agrees that this award of Restricted Stock Units shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which is incorporated herein by reference as a part of this Agreement. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan.
2.    Terms of Restricted Stock Units. Employee hereby accepts the Restricted Stock Units and agrees with respect thereto as follows:
(a)    Forfeiture of Restricted Stock Units. In the event of termination of Employee’s employment with the Company or any employing Subsidiary of the Company for any reason other than (i) normal retirement on or after age 70, (ii) death or (iii) disability (disability being defined as being physically or mentally incapable of performing either the Employee’s usual duties as an Employee or any other duties as an Employee that the Company or employing Subsidiary reasonably makes available and such condition is likely to remain continuously and permanently, as determined by the Company or employing Subsidiary), or except as otherwise provided in the second and third sentences of subparagraph (c) of this Paragraph 2, Employee shall, for no consideration, forfeit all Restricted Stock Units to the extent they are not fully vested.
Notwithstanding the foregoing, if the EU Employment Equality Directive (Directive 2000/78/EC) has been implemented in Employee's country of employment or residence or if the Company receives a legal opinion that there has been a legal judgment and/or legal development in Employee's jurisdiction that would likely result in the favorable retirement treatment that applies to Restricted Stock Units under the Plan being deemed unlawful and/or discriminatory, the provision above regarding termination of employment related to normal retirement on or after age seventy shall not be applicable to Employee.
(b)    Assignment of Award. The Restricted Stock Units may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of unless transferable by will or the laws of descent and distribution or pursuant

INTERNATIONAL EMPLOYEE – 5-Year Vesting

to a “qualified domestic relations order” as defined by the U.S. Internal Revenue Code (the “Code”).
(c)    Vesting Schedule. The Restricted Stock Units shall vest in accordance with the following schedule provided that Employee has been continuously employed by the Company from the date of this Agreement through the applicable vesting date.

Vesting Date	Vested Percentage of Total Number of Restricted Stock Units
1st Anniversary of Grant Date	20%
2nd Anniversary of Grant Date	40%
3rd Anniversary of Grant Date	60%
4th Anniversary of Grant Date	80%
5th Anniversary of Grant Date	100%

Notwithstanding the foregoing, unless otherwise provided in an Other Agreement pursuant to Paragraph 11, the Restricted Stock Units shall become fully vested on the earliest of (i) the occurrence of your Involuntary Termination or termination for Good Reason within two years following a Corporate Change (as such terms are defined in the Plan), (ii) the date Employee’s employment with the Company is terminated by reason of death or disability (as determined above), or (iii) Employee’s attainment of age 70 while employed with the Company. In the event Employee’s employment is terminated for any other reason, including retirement prior to age 70 with the approval of the Company or employing Subsidiary, the Committee which administers the Plan (the “Committee”) or its delegate, as appropriate, may, in the Committee’s or such delegate’s sole discretion, approve the acceleration of the vesting of any or all Restricted Stock Units still subject to restrictions, such vesting acceleration to be effective on the date of such approval or Employee’s termination date, if later. Notwithstanding the foregoing, in no event shall the Restricted Stock Units become fully vested prior to the expiration of one month from the Grant Date.
Notwithstanding the foregoing, if the EU Employment Equality Directive (Directive 2000/78/EC) has been implemented in Employee's country of employment or residence or if the Company receives a legal opinion that there has been a legal judgment and/or legal development in Employee's jurisdiction that would likely result in the favorable retirement treatment that applies to Restricted Stock Units under the Plan being deemed unlawful and/or discriminatory, Restricted Stock Units shall not become fully vested on Employee's attainment of age seventy while still employed by the Company. Instead, Restricted Stock Units shall become fully vested when Employee's employment is terminated for any reason with at least 15 years of service at the Company or employing Subsidiary subject, however, to this being considered nondiscriminatory by legal counsel and to the Committee's (or its delegate’s) sole discretion to approve such acceleration of vesting.

INTERNATIONAL EMPLOYEE – 5-Year Vesting

(d)    Stockholder Rights. Employee shall have no rights of a stockholder with respect to shares of Stock subject to this Award unless and until such time as the Award has been settled by the transfer of shares of Stock to Employee.
(e)    Settlement and Delivery of Shares. Payment of vested Restricted Stock Units shall be made as soon as administratively practicable after vesting, but in no event later than thirty days after the vesting date. Settlement will be made by payment in shares of Stock. Notwithstanding the foregoing, the Company shall not be obligated to deliver any shares of Stock if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Stock is listed or quoted.
(f)    Recovery of Shares. The Company shall seek recovery of any benefits provided hereunder to Employee if such recovery is required by any clawback policy adopted by the Company, which may be amended from time to time, including, but not limited to, any clawback policy adopted to satisfy the minimum clawback requirements adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations thereunder or any other applicable law.
3.    Responsibility for Taxes. Employee acknowledges that, regardless of any action taken by the Company, or if different, Employee’s employer (“Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Employee’s participation in the Plan and legally applicable to Employee (“Tax-Related Items”), is and remains Employee’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. Employee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Stock acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Employee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Employee is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, Employee agrees to pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Employee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
(a)    withholding from Employee’s wages or other cash compensation paid to Employee by the Company and/or the Employer; or

INTERNATIONAL EMPLOYEE – 5-Year Vesting

(b)    withholding from proceeds of the sale of shares of Stock acquired upon settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on Employee’s behalf pursuant to this authorization without further consent); or
(c)    withholding in shares of Stock to be issued upon settlement of the Restricted Stock Units.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Employee will receive a refund of any over-withheld amount in cash and will have no entitlement to the Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Stock, for tax purposes, Employee is deemed to have been issued the full number of shares of Stock subject to the vested Restricted Stock Units, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items.
Finally, Employee agrees to pay to the Company or the Employer, including through withholding from Employee's wages or other cash compensation paid to Employee by the Company and/or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Employee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Stock or the proceeds of the sale of Stock, if Employee fails to comply with Employee’s obligations in connection with the Tax-Related Items.
4.    Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of the Company, a Parent Corporation or Subsidiary of the Company, or a corporation or a Parent Corporation or subsidiary of such corporation assuming or substituting a new award for this Award. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, or its delegate, as appropriate, and its determination shall be final.
5.    Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Stock Units.
6.    Data Privacy Notice and Consent. Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Employee’s personal data as described in this Agreement and any other Restricted Stock

INTERNATIONAL EMPLOYEE – 5-Year Vesting

Unit grant materials by and among, as applicable, Employee’s employer, the Company, and its Subsidiaries for the exclusive purpose of implementing, administering and managing Employee’s participation in the Plan.
Employee understands that the Company and Employer may hold certain personal information about Employee, including, but not limited to, Employee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Stock awarded, canceled, vested, unvested or outstanding in Employee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Employee understands that Data will be transferred to Morgan Stanley Smith Barney or such other stock plan service provider as may be selected by the Company in the future which is assisting the Company with the implementation, administration and management of the Plan. Employee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Employee’s country. Employee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Employee’s local human resources representative. Employee authorizes the Company, Morgan Stanley Smith Barney and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering, and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form for the sole purpose of implementing, administering and managing Employee’s participation in the Plan. Employee understands that Data will be held only as long as is necessary to implement, administer and manage Employee’s participation in the Plan. Employee understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Employee’s local human resources representative. Further, Employee understands that he or she is providing the consents herein on a purely voluntary basis. If Employee does not consent, or if Employee later seeks to revoke his or her consent, Employee's employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Employee's consent is that the Company would not be able to grant to Employee Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, Employee understands that refusal or withdrawal of consent may affect Employee’s ability to participate in the Plan. For more information on the consequences of Employee’s refusal to consent or withdrawal of consent, Employee understands that Employee may contact Employee’s local human resources representative.

INTERNATIONAL EMPLOYEE – 5-Year Vesting

7.    Nature of Grant. By accepting the grant of the Restricted Stock Units, the Employee acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been awarded in the past;
(c)    all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company;
(d)    the grant of Restricted Stock Units and Employee’s participation in the Plan will not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Subsidiary of the Company and shall not interfere with the ability of the Company, the Employer or any Subsidiary of the Company, as applicable to terminate Employee’s employment or service relationship (if any);
(e)    Employee’s participation in the Plan is voluntary;
(f)    the Restricted Stock Units and the Stock underlying the Restricted Stock Units are not intended to replace any pension rights or compensation;
(g)    Restricted Stock Units and the income and value of the same are not part of normal or expected compensation for purposes of calculation of any severance, resignation, termination, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits, or similar payments;
(h)    the future value of the Stock is unknown, indeterminable and cannot be predicted with certainty;
(i)    no claim or entitlement to compensation or damages shall arise from forfeiture of Restricted Stock Units resulting from Employee ceasing to provide employment or other services to the Company or the Employer (for any reason whatsoever, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Employee is employed or the terms of Employee's employment agreement, if any) and in consideration of the grant of Restricted Stock Units to which Employee is not otherwise entitled, Employee irrevocably agrees never to institute any claim against the Company, any of its Subsidiaries or the Employer, waives Employee’s ability, if any, to bring such claim, and releases the Company, its Subsidiaries and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Employee shall be deemed irrevocably to

INTERNATIONAL EMPLOYEE – 5-Year Vesting

have agreed not to pursue such claim and agreed to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(j)    in the event of termination of Employee’s employment or other services (for any reason whatsoever, whether or not later found to be invalid, or in breach of employment laws in the jurisdiction where Employee is employed or the terms of Employee's employment agreement, if any), unless otherwise provided in this Agreement or determined by the Company, Employee’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate effective as of the date that Employee is no longer actively providing services and will not be extended by any notice period (e.g., active services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Employee is employed or the terms of Employee's employment agreement, if any); the Committee shall have the exclusive discretion to determine when Employee is no longer actively providing services for purposes of the Award (including whether Employee may still be considered to be providing services while on an approved leave of absence);
(k)    unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and
(l)    the following provisions apply only if Employee is providing services outside the United States: (i) the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purpose; and (ii) Employee acknowledges and agrees that neither the Company, the Employer nor any Subsidiary of the Company shall be liable for any foreign exchange rate fluctuation between Employee's local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Employee pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any shares of Stock acquired upon settlement.
8.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Employee's participation in the Plan, or Employee's acquisition or sale of the underlying shares of Stock. Employee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
9.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.
10.    Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be

INTERNATIONAL EMPLOYEE – 5-Year Vesting

required to deliver any shares issuable upon settlement of the Restricted Stock Units prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. Employee understands that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, Employee agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without Employee's consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.
11.    Other Agreements. The terms of this Agreement shall be subject to, and shall not modify, the terms and conditions of any employment, severance, and/or change-in-control agreement between the Company (or a Subsidiary) and Employee concerning equity-based awards (“Other Agreement”), except that the Restricted Stock Units shall become fully vested on Employee’s attainment of age 70 while employed with the Company or a Subsidiary, and notwithstanding anything in such Other Agreement to the contrary, any normal retirement age of 65 or other retirement-based vesting provisions in such Other Agreement shall be of no force or effect for purposes of the vesting of these Restricted Stock Units (except as provided in the last paragraph of Paragraph 2(c) above).
12.    Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, U.S.A., except to the extent that it implicates matters that are the subject of the General Corporation Law of the State of Delaware, which matters shall be governed by the latter law notwithstanding any conflicts of laws principles that may be applied or invoked directing the application of the laws of another jurisdiction. Exclusive venue for any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it or arising from it, or dispute resolution proceeding arising hereunder for any claim or dispute, the parties hereby submit to and consent to the sole and exclusive jurisdiction of Houston, Harris County, Texas, notwithstanding any conflicts of laws principles that may direct the jurisdiction of any other court, venue, or forum, including the jurisdiction of Employee’s home country.
13.    Language. If Employee has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different from the English version, the English version will control.
14.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic

INTERNATIONAL EMPLOYEE – 5-Year Vesting

system established and maintained by the Company or a third party designated by the Company.
15.    Severability. If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to foster the intent of this Agreement and the Plan.
16.    Section 409A. Notwithstanding anything in this Agreement to the contrary, if any provision in this Agreement would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and United States Department of the Treasury pronouncements (“Section 409A”), that provision will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect Employee’s rights under this Agreement.
17.    Addendum. Notwithstanding any provision in this Agreement or the Plan to the contrary, the Restricted Stock Units shall be subject to the special terms and provisions set forth in the Addendum to this Agreement for Employee’s country. Moreover, if Employee relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to Employee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement.
18.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Employee’s participation in the Plan, on the Restricted Stock Units and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
19.    Waiver. Employee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or any subsequent breach by Employee or any other Employee.

INTERNATIONAL EMPLOYEE – 5-Year Vesting

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all as of the date first above written.

KBR, INC.
By:

Employee

Addendum
KBR, INC.

Terms and Conditions of Restricted Stock Unit Grant

SPECIAL PROVISIONS OF RESTRICTED STOCK UNITS
IN CERTAIN COUNTRIES
This Addendum includes special country-specific terms that apply to residents in countries listed below. This Addendum is part of the Agreement. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.
This Addendum also includes information regarding exchange controls and certain other issues of which Employee should be aware with respect to Employee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2013. Such laws are often complex, change frequently, certain individual exchange control reporting requirements may apply upon vesting of Restricted Stock Units and/or sale of Stock and results may be different based on the particular facts and circumstances. As a result, the Company strongly recommends that Employee does not rely on the information noted herein as the only source of information relating to the consequences of Employee’s participation in the Plan because the information may be out of date at the time Employee’s Restricted Stock Units vest or Employee sells Stock acquired under the Plan.
In addition, the information is general in nature and may not apply to Employee’s particular situation, and the Company is not in a position to assure Employee of any particular result. Accordingly, Employee is advised to seek appropriate professional advice as to how the relevant laws in Employee’s country may apply to Employee’s situation.
If Employee is a citizen or resident of a country other than the country in which Employee is working, or if Employee transfers employment after the Restricted Stock Units are granted to Employee, the information contained in this Addendum for the country Employee works in at the time of grant may not be applicable to Employee and the Company, in its discretion, determines to what extent the terms and conditions contained herein shall be applicable to Employee. If Employee transfers residency and/or employment to another country or is considered a resident of another country listed in the Addendum after the Restricted Stock Units are granted to Employee, the terms and/or information contained for that new country (rather than the original grant country) may be applicable to Employee.

ALGERIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Restricted Stock Units Only Payable in Cash.

Due to exchange control regulations in Algeria, Employee, or in the event of Employee’s death, the Employee’s legal representative, shall receive only a cash payment in an amount equal to the value of the Stock on each vesting date, as provided in Paragraph 2(c) of the Agreement. Any provisions in the Agreement referring to the issuance of Stock pursuant to vested Restricted Stock Units shall not be applicable to Employee so long as Employee is a resident of Algeria. So long as the Employee is a resident of Algeria, Employee may not receive or hold Stock in connection with the Restricted Stock Units awarded under the Plan.
Employee acknowledges that, even though Employee receives only a cash payment upon vesting of the Restricted Stock Units, he or she may still be subject to certain exchange control requirements under local laws. The cash payment and the receipt of any dividends must be repatriated to Algeria. Employee is advised to consult with his or her personal consultant to ensure compliance with any exchange control obligations arising from Employee’s participation in the Plan.
ANGOLA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Exchange Control Information.

Employee may need to obtain prior approval from the Angolan central bank prior to opening a non-Angolan bank or brokerage account and receiving Stock or proceeds from the sale of Stock into such account. Proceeds from the sale of Stock and the receipt of any dividends must be repatriated to Angola. Employee is advised to consult with his or her personal consultant to ensure compliance with any exchange control obligations arising from Employee’s participation in the Plan.
AUSTRALIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Australian Addendum.
Employee’s right to participate in the Plan and receive Restricted Stock Units granted under the Plan are subject to an Australian Addendum to the Plan. Employee’s right to receive Restricted Stock Units is subject to the terms and conditions as stated in the Australian Addendum, the specific relief instrument granted (or to be obtained) by the Australian Securities and Investment Commission, the Plan and the Agreement.
Exchange Control Information.
Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. The Australian bank assisting with the transaction will file the report for Employee. If there is no Australian bank involved in the transfer, Employee will have to file the report.
Securities Law Information.
If Employee acquires Stock under the Plan and offers the Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Employee should obtain legal advice on disclosure obligations prior to making any such offer.
AZERBAIJAN
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Securities Law Information.
Stock to be issued when Employee vests in his or her Restricted Stock Units shall be delivered to Employee through a bank or brokerage account in the U.S. Any disposition or sale of such Stock must take place outside Azerbaijan, which will be the case if the Stock is sold on the New York Stock Exchange on which the Company Stock is currently listed.
BRAZIL
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Compliance with Laws.
By accepting the Restricted Stock Units, Employee agrees that he or she will comply with Brazilian law when he or she vests in the Restricted Stock Units and sells Stock. Employee also agrees to report any and all taxes associated with the vesting of the Restricted Stock Units, the sale of Stock acquired pursuant to the Plan and the receipt of any dividends.
Exchange Control Information.
Employee must prepare and submit a declaration of assets and rights held outside Brazil to the Central Bank on an annual basis if he or she holds assets or rights valued at more than US$100,000. The assets and rights that must be reported include Stock.
CANADA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Restricted Stock Units Payable Only in Stock.
Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the award of Restricted Stock Units does not provide any right for Employee to receive a cash payment and shall be paid in Stock only.

Termination of Employment.
The following provision supplements Paragraph 2 of the Agreement:
In the event of Employee’s termination of employment for any reason (whether or not in breach of local labor laws), Employee’s right to vest in the Restricted Stock Units will terminate effective as of the date that is the earlier of (1) the date Employee receives notice of termination of employment from the Employer, or (2) the date Employee is no longer actively providing service, regardless of any notice period or period of pay in lieu of such notice required under applicable laws (including, but not limited to statutory law, regulatory law and/or common law); the Company shall have the exclusive discretion to determine when the Employee is no longer actively employed for purposes of the Restricted Stock Units.
The following provisions shall apply if Employee is a resident of Quebec:

Data Privacy.
This provision supplements Paragraph 6 of the Agreement:
Employee hereby authorizes the Company and representatives of any Subsidiary to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Employee further authorizes the Company and any Subsidiary and the administrators of the Plan to disclose and discuss the Plan with their advisors. Employee further authorizes the Company and any Subsidiary to record such information and to keep such information in Employee’s file.

Language Consent.
The parties acknowledge that it is their express wish that the Agreement, including this Addendum, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée. Les parties reconnaissent avoir expressément souhaité que la convention («Agreement») ainsi que cette Annexe, ainsi que tous les documents, avis et procédures judiciares, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
CHINA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
The following provisions apply if Employee is subject to the exchange control regulations in China, as determined by the Company in its sole discretion:

Settlement of Restricted Stock Units and Sale of Stock.

Due to local regulatory requirements, upon vesting of the Restricted Stock Units, Employee agrees to the immediate sale of any Stock to be issued to him or her upon vesting and settlement of the Restricted Stock Units. Employee further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Stock (on Employee’s behalf pursuant to this authorization) and Employee expressly authorizes the Company’s designated broker to complete the sale of such Stock. Employee acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Stock at any particular price. Upon sale of the Stock, the Company agrees to pay Employee the cash proceeds from the sale of Stock, less any brokerage fees or commissions and subject to any obligation to satisfy the Tax-Related Items.

Exchange Control Information.
Employee understands and agrees that, to facilitate compliance with exchange control requirements, Employee will be required to immediately repatriate to China the cash proceeds from the immediate sale of Stock issued upon the vesting of the Restricted Stock Units. Employee further understands that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company or its Subsidiaries, and Employee hereby consents and agrees that the proceeds from the sale of Stock acquired under the Plan may be transferred to such special account prior to being delivered to Employee. The Company may deliver the proceeds to Employee in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, Employee understands that he or she will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are converted to local currency, there may be delays in delivering the proceeds to Employee and due to fluctuations in the Stock trading price and/or the U.S. dollar/PRC exchange rate between the vesting/sale date and (if later) when the sale proceeds can be converted into local currency, the sale proceeds that Employee receives may be more or less than the market value of the Stock on the vesting/sale date (which is the amount relevant to determining your tax liability). Employee agrees to bear the risk of any currency fluctuation between the date the Restricted Stock Units vest and the date of conversion of the proceeds into local currency.
Employee further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China.
INDIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Exchange Control Information.

Employee must repatriate the proceeds from the sale of Stock and any dividends received in relation to the Stock and convert the proceeds into local currency within a reasonable timeframe (i.e., within 90 days of receipt). Employee will receive a foreign inward remittance certificate (“FIRC”) from the bank where Employee deposits the foreign currency. Employee should maintain the FIRC received from the bank as evidence of the repatriation of the funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is Employee’s responsibility to comply with applicable exchange control laws in India.

Effective April 1, 2012, Employee is required to declare in his or her annual tax return (a) any foreign assets held by him or her or (b) any foreign bank accounts for which he or she has signing authority.
INDONESIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Exchange Control Information.
If Employee remits funds into or out of Indonesia, the Indonesian Bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a description of the transaction must be included in the report. Although the bank through with the transaction is made is required to make the report, Employee must complete a “Transfer Report Form.” The Transfer Report Form will be provided to Employee by the bank through with the transaction is to be made.
IRAQ
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
There are no country-specific provisions.
ITALY
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Data Privacy Notice.
This section replaces Paragraph 6 of the Agreement.
Employee understands that the Employer, the Company and any Subsidiary may hold certain personal information about Employee, including, but not limited to, Employee’s name, home address and telephone number, date of birth, social insurance (to the extent permitted under Italian law) or other identification number, salary, nationality, job title, any Stock or directorships held in the Company or any Subsidiary, details of all Restricted Stock Units or other entitlement to shares of Stock granted, awarded, canceled, exercised, vested, unvested or outstanding in Employee’s favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).
Employee also understands that providing the Company with Data is necessary for the performance of the Plan and that Employee’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Employee’s ability to participate in the Plan. The Controller of personal data processing is KBR Inc., with registered offices at 601 Jefferson Street, Suite 3400, Houston, Texas 77002, U.S.A, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Kellogg Brown & Root Projects Limited, with registered offices at Deloitte & Touche, Via Tortona 25, Milan, Italy.
Employee understands that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. Employee understands that Data may also be transferred to the Company’s stock plan service provider, Morgan Stanley Smith Barney, or such other administrator that may be engaged by the Company in the future. Employee further understands that the Company and/or any Subsidiary will transfer Data among themselves as necessary for the purpose of implementing, administering and managing Employee’s participation in the Plan, and that the Company and/or any Subsidiary may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Employee’s participation in the Plan. Employee understands that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.
Employee understands that Data-processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require Employee’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. Employee understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Employee has the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing. Furthermore, Employee is aware that Data will not be used for direct marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting Employee’s local human resources representative.

Plan Document Acknowledgment.

In accepting the Restricted Stock Units, Employee acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Addendum, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Addendum. Employee further acknowledges that he or she has read and specifically and expressly approves the following Paragraphs of the Agreement: Paragraph 2: Terms of the Restricted Stock Units; Paragraph 3: Responsibility for Taxes; Paragraph 4: Employment Relationship; Paragraph 7: Nature of Grant; Paragraph 10: Compliance with Law; Paragraph 12: Governing Law and Venue; Paragraph 17: Addendum; Paragraph 18: Imposition of Other Requirements and the Data Privacy Notice in this Addendum.

Additional Tax/Exchange Control Information.
Employee is required to report the following on Employee’s annual tax return: (1) any transfers of cash or shares to or from Italy exceeding €10,000, (2) any foreign investments or investments held outside of Italy at the end of the calendar year exceeding €10,000 if such investments (cash or Stock) may result in income taxable in Italy, and (3) the amount of the transfers to and from abroad which have had an impact during the calendar year on Employee’s foreign investments or investments held outside of Italy. Under certain circumstances, Employee may be exempt from requirement under (1) above if the transfer or investment is made through an authorized broker resident in Italy.

Starting from 2011, a tax on the value of financial assets held outside of Italy by Italian residents has been introduced. The tax will apply at an annual rate of 0.15% beginning in 2013. The taxable amount will be the fair market value of the financial assets, assessed at the end of the calendar year. For the purposes of the market value assessment, the documentation issued by the Plan broker may be used.
JAPAN
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Offshore Assets Reporting Information.

Employee will be required to report details of any assets (including any Stock acquired under the Plan) held outside Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding ࿥50,000,000. Such report will be due by March 15th of the following year. Employee should consult with his or her personal tax advisor as to whether the reporting obligation applies to him or her and whether he or she will be required to report details of any outstanding Restricted Stock Units or Stock held by him or her in the report.
KAZAKHSTAN
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Exchange Control Information.
If Employee is a resident of Kazakhstan, he or she will be required to notify the National Bank of Kazakhstan if the value of the Stock upon vesting of the Restricted Stock Units exceeds US$100,000. Employee is responsible for complying with applicable exchange control regulations in Kazakhstan. As the exchange control regulations in Kazakhstan may change without notice, Employee should consult a legal advisor to ensure compliance with the regulations.
KOREA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Exchange Control Information.
Exchange control laws require Korean residents who realize US$500,000 or more from the sale of Stock or receipt of dividends in a single transaction are required to repatriate the proceeds to Korea within 18 months of receipt.
MEXICO
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Acknowledgement of the Agreement.
In accepting the award of Restricted Stock Units, Employee acknowledges that Employee has received a copy of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement. Employee further acknowledges that Employee has read and specifically and expressly approves the terms and conditions of Paragraph 7 of the Agreement, in which the following is clearly described and established:

(1)	Employee’s participation in the Plan does not constitute an acquired right.

(2)	The Plan and Employee’s participation in the Plan are offered by the Company on a wholly discretionary basis.

(3)	Employee’s participation in the Plan is voluntary.

(4)	The Company and its Subsidiaries are not responsible for any decrease in the value of the underlying Shares.
Labor Law Acknowledgement and Policy Statement.
In accepting the award of Restricted Stock Units, Employee expressly recognizes that KBR, Inc., with registered offices at 601 Jefferson Street, Suite 3400, Houston, Texas 77002, U.S.A., is solely responsible for the administration of the Plan and that Employee’s participation in the Plan and acquisition of Stock does not constitute an employment relationship between Employee and KBR, Inc. since Employee is participating in the Plan on a wholly commercial basis and Employee’s sole employer is KBR in Mexico (“KBR-Mexico”), not KBR, Inc. in the U.S. Based on the foregoing, Employee expressly recognizes that the Plan and the benefits that Employee may derive from participation in the Plan do not establish any rights between Employee and Employee’s employer, KBR-Mexico, and do not form part of the employment conditions and/or benefits provided by KBR-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Employee’s employment.
Employee further understands that Employee’s participation in the Plan is as a result of a unilateral and discretionary decision of KBR, Inc.; therefore, KBR, Inc. reserves the absolute right to amend and/or discontinue Employee’s participation at any time without any liability to Employee.
Finally, Employee hereby declares that Employee does not reserve to Employee any action or right to bring any claim against KBR, Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Employee therefore grants a full and broad release to KBR, Inc., its Subsidiary, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
Reconocimiento del Convenio.
Aceptando este Premio (Award), el Participante (Employee) reconoce que ha recibido una copia del Plan, que lo ha revisado como así también el Convenio en su totalidad, y comprende y está de acuerdo con todas las disposiciones tanto del Plan como del Convenio. Asimismo, el Participante reconoce que ha leído y específicamente y expresamente manifiesta la conformidad del Participante con los términos y condiciones establecidos en la cláusula 7 de dicho Convenio, en el cual se establece claramente que:

(1)	La participación del Participante en el Plan de ninguna manera constituye un derecho adquirido.

(2)	Que el Plan y la participación del Participante en el mismo es una oferta por parte de KBR, Inc. de forma completamente discrecional.

(3)	Que la participación del Participante en el Plan es voluntaria.

(4)	Que KBR, Inc. y sus Entidades Relacionadas no son responsables por cualquier pérdida en el valor de el Premio y/o Acciones otorgadas mediante el Plan.
Reconocimiento de Ausencia de Relación Laboral y Declaración de la Política.
Aceptando este Premio, el Participante reconoce que KBR, Inc. y sus oficinas registradas en 601 Jefferson Street, Suite 3400, Houston, Texas 77002, U.S.A., es el único responsable de la administración del Plan y que la participación del Participante en el mismo y la adquisicion de Acciones no constituye de ninguna manera una relación laboral entre el Participante y KBR, Inc., toda vez que la participación del Participante en el Plan deriva únicamente de una relación comercial con KBR, Inc., reconociendo expresamente que el único empleador del Participante lo es KBR en Mexico (“KBR-Mexico”), no es KBR, Inc. en los Estados Unidos. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre el Participante y su empleador, KBR-México, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por KBR-México, y expresamente el Participante reconoce que cualquier modificación al Plan o la terminación del mismo de manera alguna podrá ser interpretada como una modificación de los condiciones de trabajo del Participante.
Asimismo, el Participante entiende que su participación en el Plan es resultado de la decisión unilateral y discrecional de KBR, Inc., por lo tanto, KBR, Inc. se reserva el derecho absoluto para modificar y/o terminar la participación del Participante en cualquier momento, sin ninguna responsabilidad para el Participante.
Finalmente, el Participante manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de KBR, Inc., por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia el Participante otorga un amplio y total finiquito a KBR, Inc., sus Entidades Relacionadas, afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.

NIGERIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
There are no country specific provisions.
QATAR
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
There are no country specific provisions.
RUSSIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
U.S. Transaction.
Any Stock issued pursuant to the Restricted Stock Units shall be delivered to Employee through a brokerage account in the U.S. Employee may hold Stock in Employee’s brokerage account in the U.S.; however, in no event will Stock issued to Employee and/or share certificates or other instruments be delivered to Employee in Russia. Employee is not permitted to make any public advertising or announcements regarding the Restricted Stock Units in Russia, or promote these to other Russian legal entities or individuals, and Employee is not permitted to sell or otherwise dispose of Stock directly to other Russian legal entities or individuals. Employee is permitted to sell Stock only on the New York Stock Exchange and only through a U.S. broker.
Exchange Control Information.
Within a reasonably short time after the sale of Stock, the cash proceeds must be initially credited to Employee through a foreign currency account at an authorized bank in Russia. After the cash proceeds are initially received in Russia, they may be further remitted to foreign banks subject to the following limitations: (i) the foreign account may be opened only for individuals; (ii) the foreign account may not be used for business activities; and (iii) the Russian tax authorities must be given notice about the opening/closing of each foreign account within one month of the account opening/closing. Employee is encouraged to contact his or her personal advisor before remitting proceeds from participation in the Plan to Russia, as exchange control requirements may change.

Securities Law Information.
These materials do not constitute advertising or an offering of securities in Russia nor do they constitute placement of the Company’s Stock in Russia. The issuance of Stock pursuant to the Restricted Stock Units described herein has not and will not be registered in Russia and hence, the Stock described herein may not be admitted or used for offering, placement or public circulation in Russia.
Data Privacy Notice and Consent.
This section replaces Section 6 of the Agreement.
Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Employee’s personal data as described in this Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, Employee’s employer, the Company, and its Subsidiaries for the exclusive purpose of implementing, administering and managing Employee’s participation in the Plan.
Employee understands that the Company and Employer may hold certain personal information about Employee, including, but not limited to, Employee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Stock awarded, canceled, vested, unvested or outstanding in Employee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Employee understands that Data will be transferred to Morgan Stanley Smith Barney or such other stock plan service provider as may be selected by the Company in the future which is assisting the Company with the implementation, administration and management of the Plan. Employee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Employee’s country. Employee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the U.S. human resources representative/stock administration. Employee authorizes the Company, Morgan Stanley Smith Barney and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering, and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form for the sole purpose of implementing, administering and managing Employee’s participation in the Plan. Employee understands that Data will be held only as long as is necessary to implement, administer and manage Employee’s participation in the Plan. Employee understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Employee’s the U.S. human resources representative/U.S. stock administration. Further, Employee understands that he or she is providing the consents herein on a purely voluntary basis. If Employee does not consent, or if Employee later seeks to revoke his or her consent, Employee's employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Employee's consent is that the Company would not be able to grant to Employee Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, Employee understands that refusal or withdrawal of consent may affect Employee’s ability to participate in the Plan. For more information on the consequences of Employee’s refusal to consent or withdrawal of consent, Employee understands that Employee may contact Employee’s the U.S. human resources representative/U.S. stock administration.
SAUDI ARABIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Securities Law Information.

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority.
The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If Employee does not understand the contents of this document, Employee should consult his or her own advisor or an authorized financial advisor.
SINGAPORE
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Restricted Stock Units Payable Only in Stock.
Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the Restricted Stock Units do not provide any right for Employee to receive a cash payment and shall be paid in Stock only.
Securities Law Information.
The grant of Restricted Stock Units is being made in reliance of section 273(1)(f) of the Securities and Futures Act (Cap. 289) (“SFA”) for which it is exempt from the prospectus and registration requirements under the SFA. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Employee should note that the Restricted Share Units are subject to section 257 of the SFA and Employee will not be able to make (i) any subsequent sale of the Stock in Singapore or (ii) any offer of such subsequent sale of the Stock subject to the Restricted Share Units in Singapore, unless such sale or offer in is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
Director Notification Information.
If Employee is a director of a Singapore Subsidiary, Employee must notify the Singapore Subsidiary in writing within two business days of Employee receiving or disposing of an interest (e.g., Restricted Stock Units, Stock) in the Company or any Subsidiary or within two business days of Employee becoming a director if such an interest exists at the time. This notification requirement also applies to an associate director of the Singapore Subsidiary and to a shadow director of the Singapore Subsidiary (i.e., an individual who is not on the board of directors of the Singapore Subsidiary but who has sufficient control so that the board of directors of the Singapore Subsidiary acts in accordance with the “directions and instructions” of the individual).
Insider Trading Information.
Employee should be aware of the Singapore insider trading rules, which may impact the acquisition or disposal of shares or rights to Stock under the Plan. Under the Singapore insider trading rules, Employee is prohibited from acquiring or selling shares of Stock or rights to shares of Stock (e.g., Restricted Stock Units under the Plan) when Employee is in possession of information which is not generally available and which Employee knows or should know will have a material effect on the price of Stock once such information is generally available.
SOUTH AFRICA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Tax Withholding Notification.
By Employee’s acceptance of the Restricted Stock Units and the Agreement, Employee agrees to notify his or her Employer of the amount of Employee’s gain at vesting. Once the notification is made, Employee’s Employer will obtain a directive from the South African Revenue Service as to the correct amount of tax to be withheld. If Employee fails to advise Employee’s employer of any gain Employee receives, Employee may be liable for a fine. Employee will be responsible for paying any difference between the actual tax liability and the amount withheld.
Exchange Control Information.
Employee is solely responsible for complying with applicable South African exchange control regulations. Because the exchange control regulations change frequently and without notice, Employee should consult Employee’s legal advisor prior to the acquisition or sale of Stock under the Plan to ensure compliance with current regulations. It is Employee’s responsibility to comply with South African exchange control laws, and neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.
SWEDEN
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
There are no country specific provisions.
THAILAND
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Exchange Control Information.
If proceeds from the sale of Stock or the receipt of dividends are equal to or greater than US$50,000 or more in a single transaction, Employee must repatriate the proceeds to Thailand immediately upon receipt and convert the funds to Thai Baht or deposit the proceeds in a foreign currency deposit account maintained by a bank in Thailand within 360 days of remitting the proceeds to Thailand. In addition, Employee must report the inward remittance to the Bank of Thailand on a foreign exchange transaction form. If Employee fails to comply with these obligations, he or she may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, Employee should consult his or her personal advisor before selling Stock to ensure compliance with current regulations. Employee is responsible for ensuring compliance with all exchange control laws in Thailand and neither the Company nor any of its Subsidiaries will be liable for any fines or penalties resulting from his or her failure to comply with applicable laws.
UNITED ARAB EMIRATES
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Securities Law Information.
The Plan is only being offered to qualified Employees and is in the nature of providing equity incentives to employees of the Company’s affiliate in the UAE. Any documents related to the Plan, including the Plan, Plan prospectus and other grant documents (“Plan Documents”), are intended for distribution only to such Employees and must not be delivered to, or relied on by, any other person. Prospective stockholders should conduct their own due diligence on the securities. If Employee does not understand the contents of the Plan Documents, Employee should consult an authorized financial adviser.

The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any Plan Documents nor taken steps to verify the information set out in them, and thus, are not responsible for such documents.
UNITED KINGDOM
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Withholding of Taxes.
The section supplements Paragraph 3 of the Agreement.

Notwithstanding Paragraph 3 of the Agreement, Employee agrees that if he or she do not pay or the Employer or the Company does not withhold from Employee the full amount of Tax-Related Items that Employee owes due to the vesting of the Restricted Stock Units, or the release or assignment of the Restricted Stock Units for consideration, or the receipt of any other benefit in connection with the Restricted Stock Units (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount of income tax that should have been withheld shall constitute a loan owed by Employee to the Employer, effective 90 days after the Taxable Event. Employee agrees that the loan will bear interest at Her Majesty’s Revenue & Customs (“HMRC”) official rate and will be immediately due and repayable by Employee, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to Employee by the Employer, by withholding in Stock issued upon vesting and settlement of the Restricted Stock Units or from the cash proceeds from the sale of Stock or by demanding cash or a cheque from Employee. Employee also authorizes the Company to delay the issuance of any Stock to Employee unless and until the loan is repaid in full.

Notwithstanding the foregoing, if Employee is an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that Employee is an officer or executive director and the amount necessary to satisfy Tax-Related Items is not collected from or paid by Employee within 90 days of the Taxable Event, any uncollected amounts of income tax may constitute a benefit to Employee on which additional income tax and national insurance contributions may be payable. Employee acknowledges that the Company or the Employer may recover any such additional income tax and national insurance contributions at any time thereafter by any of the means referred to in Paragraph 3 of the Agreement. Employee acknowledges that Employee ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any national insurance contributions due on this additional benefit.